SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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GREAT AMERICAN FINANCIAL RESOURCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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250 East Fifth Street
Cincinnati, Ohio 45202

Notice of Annual Meeting of Stockholders
and Proxy Statement

To be Held on May 18, 2006
Dear Stockholder:
We invite you to attend our Annual Meeting of Stockholders on Thursday, May 18, 2006, in Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have an opportunity to meet your company’s directors and executives.
This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how your Board of Directors operates and provides information about the director candidates.
All stockholders are important to us. We want your shares to be represented at the meeting and urge you either to use our telephone voting system or to complete, sign, date and return your proxy form.

Sincerely,

Carl H. Lindner Chairman of the Board
Cincinnati, Ohio
March 31, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF GREAT AMERICAN FINANCIAL RESOURCES, INC.

Date:	Thursday, May 18, 2006

Time:	11:00 a.m., Eastern Daylight Savings Time

Place:	The Cincinnatian Hotel
Sixth and Vine Streets
Cincinnati, Ohio

Purpose:	1. Elect Directors

2. Approve the Non-Employee Directors Compensation Plan

3. Ratify Ernst & Young LLP as our Independent Registered Public Accountants for 2006

4. Conduct other business if properly raised

Record Date:	March 31, 2006. Stockholders listed in our records on that date are entitled to receive notice of and to vote at the meeting.

Mailing Date:	The approximate mailing date of this proxy statement and accompanying proxy form is April 21, 2006.
Your vote is important. Whether or not you attend the meeting, you may vote your shares using the toll-free telephone voting system described on page 3, or by mailing a signed proxy form, which is the bottom portion of the enclosed perforated form. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the vote is taken at the meeting by written revocation, using the telephone voting system or by submitting a later-dated proxy form.

GENERAL INFORMATION
Record Date; Shares Outstanding
As of March 31, 2006, the record date for determining stockholders entitled to notice of and to vote at the meeting, we had 47,367,452 shares of common stock outstanding and eligible to vote. Each share of outstanding common stock is entitled to one vote on each matter to be presented at the meeting. Stockholders do not have cumulative voting rights in the election of directors. Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes will not have any effect with respect to the election of directors but will be counted as votes against the other proposals.
Proxies and Voting Procedures
Registered stockholders may vote by using a toll-free telephone number, by completing a proxy form and mailing it to the proxy tabulator, or by attending the meeting and voting in person. The telephone voting facilities will open following the mailing of materials on April 21, 2006, and close at 9:00 a.m. Eastern Daylight Savings Time on the meeting date. The telephone voting procedures are designed to authenticate stockholders by use of a proxy control to allow stockholders to confirm that their instructions have been properly recorded.
Stockholders whose shares are held in the name of a broker, bank or other nominee should refer to the proxy card or the information forwarded by such broker, bank or other nominee to see what voting options are available.
To vote by telephone, stockholders should call toll-free 1-800-PROXIES (1-800-776-9437) using any touch-tone telephone and have their proxy form at hand. To vote by mail, stockholders should complete and sign the bottom portion of the proxy form and return only that portion to the proxy tabulator.
Solicitation of proxies through the mail, in person and otherwise, is being made by management at the direction of the Board of Directors, without additional compensation. We will pay all costs of soliciting proxies. In addition, we will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and we will reimburse them for their expenses.
The execution of a proxy or vote by phone does not affect the right to vote in person at the meeting, and a proxy or vote by phone may be revoked by the person giving it prior to the exercise of the powers conferred by it. A stockholder may revoke a prior vote by writing to our Secretary at our principal offices or by properly executing and delivering a proxy bearing a later date (or recording a later telephone vote) or by voting in person at the meeting. In addition, persons attending the meeting in person may withdraw their proxies. Attending the meeting will not serve to vote your proxy unless you vote at the meeting.
If a choice is specified on a properly executed proxy form, the shares will be voted accordingly. If a proxy form is signed without a preference indicated, those shares will be voted “FOR” the election as directors of the eight nominees proposed by the Board of Directors, “FOR” approval of the Non-Employee Directors Compensation Plan and “FOR” the ratification of Ernst & Young LLP as our independent public accountants for 2006. If any other matters properly come before the meeting or any adjournment thereof, each properly executed proxy form will be voted in the discretion of the proxies named therein.

Adjournment and Other Matters
Approval of a motion for adjournment or other matters brought before the meeting requires the affirmative vote of a majority of the shares voting at the meeting. We know of no other matters to be presented at the meeting other than those stated in this document.
PRINCIPAL STOCKHOLDERS
As of the record date, the only person known to us to own beneficially more than 5% of our common stock was American Financial Group, Inc. (“AFG”), One East Fourth Street, Cincinnati, Ohio 45202. AFG owns shares directly and indirectly through its subsidiaries. AFG beneficially owned 38,565,995 shares or approximately 81.4% of the shares outstanding as of the record date.
PROPOSAL NO. 1-ELECTION OF DIRECTORS
The Board of Directors oversees the management of the company on your behalf. The Board reviews our long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chief Executive Officer, setting the scope of his authority to manage our day-to-day business, and evaluating management’s performance.
The Board of Directors has nominated eight individuals to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. If any of the nominees should become unable to serve as a director, the proxies will be voted for any substitute nominee designated by the Board of Directors but, in any event, no proxy may be voted for more than eight nominees. The eight nominees who receive the greatest number of votes will be elected.
In accordance with our Certificate of Incorporation, the only candidates eligible for election at the annual meeting are candidates nominated by the Board of Directors and candidates nominated at the meeting by a stockholder who has complied with the procedures set forth in the Certificate of Incorporation.
The persons nominated by the Board of Directors to serve as directors for the ensuing year are CARL H. LINDNER, S. CRAIG LINDNER, ROBERT A. ADAMS, KENNETH C. AMBRECHT, RONALD G. JOSEPH, JOHN T. LAWRENCE III, WILLIAM R. MARTIN and CHARLES R. SCHEPER. The eight nominees receiving the highest numbers of votes will be elected as directors.
The nominees for election to the Board of Directors are:

Carl H. Lindner Age 86 Director since 1987	Carl H. Lindner has been Chairman of the Board since 1987. Mr. Lindner also serves as Chairman of the Board of AFG, a diversified financial services company. Carl H. Lindner is the father of S. Craig Lindner.

S. Craig Lindner Age 51 Director since 1993	S. Craig Lindner was elected Chief Executive Officer in November 1999. Mr. Lindner is President of American Money Management Corporation (“AMM”), a subsidiary of AFG which provides investment services for AFG and its affiliated companies, including us. He is also Co-Chief Executive Officer and a director of AFG.

Robert A. Adams Age 60 Director since 1992	Robert A. Adams served as Executive Vice President since December 1992 and a director since 1993. He also served as Chief Operating Officer until November 1999. Mr. Adams retired as an employee of Great American Financial Resources in December 2001.

Kenneth C. Ambrecht Age 60 Director since 2004	Kenneth C. Ambrecht has been a director since July 2004. In December 2005, Mr. Ambrecht organized KCA Associates, LLC. KCA Associates serves as a consultant to several companies, advising them with respect to financings and financial transactions. From July 2004 to December 2005, Mr. Ambrecht served as a Managing Director for the investment banking firm of First Albany Capital. For more than five years prior thereto he was a Managing Director with Royal Bank Canada Capital Markets. Mr. Ambrecht also serves as a director of AFG and Fortescue Metals Group Limited, an Australian Mining Company.

Ronald G. Joseph Age 69 Director since 1994	Ronald G. Joseph has been a director since March 1994. For more than five years, Mr. Joseph has been Chief Executive Officer and attorney of various Cincinnati-based automobile dealerships and real estate holdings.

John T. Lawrence III Age 54 Director since 1994	John T. Lawrence III has been a director since March 1994. For more than five years, Mr. Lawrence has been a Senior Vice President with UBS Financial Services, Inc., a national investment banking firm.

William R. Martin Age 77 Director since 1994	William R. Martin has been a director since March 1994. Although currently retired, Mr. Martin was previously President of both Tominy, Inc. and M.B. Computing, Inc., which are privately held software development companies. Mr. Martin is also a director of AFG.

Charles R. Scheper Age 53 Director since 1999	Charles R. Scheper was elected Chief Operating Officer in November 1999 and has been a director since May 2002.
In March 2002, Chiquita Brands International, Inc., a leading international marketer, producer and distributor of bananas and other quality fresh and processed food products, completed a comprehensive financial restructuring that included a prepackaged plan of reorganization filed in November of the prior year under Chapter 11 of the Bankruptcy Code. Carl H. Lindner was an executive officer and director of Chiquita at the time of the bankruptcy filing.
The Board of Directors recommends that stockholders vote for the election of the eight nominees listed above. We have been informed that AFG intends to vote its shares FOR the above nominees.

PROPOSAL NO. 2-APPROVAL OF NON-EMPLOYEE DIRECTORS
COMPENSATION PLAN
After a review of our compensation programs and policies for non-employee directors, and reflecting on the desire to align more closely the Board of Directors’ compensation practices with those of other public insurance holding companies and the interests of all of our stockholders, the Board adopted the Non-Employee Directors Compensation Plan in February, 2006, subject to approval by our stockholders. If approved by our stockholders, the Plan will become effective on May 18, 2006, the date of stockholder approval, and will continue in effect until the earlier of its termination by the Board or the Plan’s tenth anniversary. Our Board has approved the Plan, and is recommending it to the stockholders for their approval because the Board believes it is important for non-employee directors to be provided compensation commensurate with their contributions to our success.
This summary of the material terms of the Plan is qualified in its entirety by the full text of the Plan, a copy of which is set forth as Annex I to this Proxy Statement.
The Plan provides for the grant to non-employee directors of retainers and meeting fees in cash and annual restricted stock grants. The shares with respect to which awards may be made under the Plan may be shares that are currently authorized but unissued. The total number of shares reserved for issuance under the Plan is 150,000. Each director who is not our employee or an employee of one of our subsidiaries is entitled to participate in the Plan. As of the record date, four directors of the Company were eligible to receive awards under the Plan.
Retainers and Meeting Fees
Under the Plan, our non-employee directors will be paid an annual retainer for their service as a member of the Board, an additional annual retainer for service on Board committees, including additional amounts paid for service as Chairman of a Board committee, and an attendance fee for each Board or committee meeting attended, each in amounts which shall be established from time to time by the Board of Directors without stockholder approval. We will pay all such retainers and meeting fees in cash, quarterly in arrears, as soon as practicable following the end of each calendar quarter. The following are the retainer and meeting fees set forth in the Plan:

Annual Board Retainer	$30,000
Annual Committee Chair Retainer	$10,000
Fee per Board Meeting	$2,000
Fee per Committee Meeting	$1,750

Restricted Stock Grant
Under the Plan, on June 1 of each year during which a non-employee director is a member of our Board of Directors, such director shall be granted restricted shares of our common stock. The number of shares of our common stock to be issued to each non-employee director will be determined by dividing $40,000 by the average of the per share high and low sale prices reported on the New York Stock Exchange for the ten trading days ending on the last business day prior to June 1 of the applicable year. The value of this restricted stock grant may be changed by the Board of Directors from time to time without stockholder approval.
Plan Benefits
The following table sets forth the benefits which would have been received for our last completed fiscal year if the Plan had then been in effect:

Position	Cash	Number of Shares
All current executive officers, as a group	0	0

All current directors who are not executive officers, as a group (4 persons)	$245,000	9,691

All employees who are not executive officers, as a group	0	0
Amendment and Termination
Our Board of Directors may suspend or terminate the Plan or any portion of it at any time, and may amend it from time to time as the Board may deem advisable except that the Board shall not have the authority to amend the plan without the approval of stockholders to increase the number of shares of our common stock which may be issued under the Plan, materially modify the requirements as to eligibility for participating in the Plan, or extend the termination date of the Plan. In addition, the amount, pricing and timing of our common stock issuances pursuant to the Plan shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code or other applicable law.
Transferability
In order to address certain provisions of federal securities laws, non-employee directors are prevented from disposing of shares received under the Plan within six months from the date of issuance.
Registration
Following approval by the stockholders, the Company intends to register with the SEC the issuance of shares under the Plan.
Interest of Certain Persons in Matters to be Acted Upon
Each of the non-employee directors has a direct interest in the approval of the Plan, which will make additional shares of common stock available to non-employee directors.

United States Income Tax Consequences of the Plan
The following paragraphs provide a summary of the material U.S. federal income tax consequences of the Plan based upon current laws and regulations. These laws and regulations are subject to change. This summary does not address state, local or foreign tax consequences to which a participant in the Plan may be subject. We suggest that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them under the Plan.
Plan participants will realize ordinary income at the time of grant in an amount equal to the fair market value of the shares of our common stock received and/or the retainer and meeting cash payments, as applicable. Gains or losses realized by the participant upon disposition of such AFG shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant. We will be entitled to a deduction equal to an amount of income includible in the participant’s income.
The Board of Directors recommends that stockholders vote FOR the approval of the Non-Employee Directors’ Compensation Plan. We have been informed that AFG intends to vote its shares FOR the above nominees.
PROPOSAL NO. 3-RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP, to serve as our independent registered public accounting firm for 2006, and stockholders are asked to ratify that selection at the Annual Meeting. Representatives of Ernst & Young LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.
The Board of Directors recommends that stockholders vote FOR the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006. We have been informed that AFG intends to vote its shares FOR ratification of the appointment of Ernst & Young LLP.

EQUITY COMPENSATION PLAN INFORMATION
The following reflects certain information about shares of our common stock authorized for issuance (at December 31, 2005) under equity compensation plans.

			Number of securities available for
	Number of securities to be	Weighted-average exercise	future issuance under equity
	issued upon exercise of	price of	compensation plans (excluding
Equity Compensation Plans	outstanding options	outstanding options	securities reflected in first column)
Approved by stockholders	3,169,065	$17.09	3,005,991 (1)
Not approved by stockholders	162,690	$17.66	2,860,333 (2)

(1)	Includes options exercisable into 2.2 million shares available for issuance under Stock Option Plans for employees and directors, 0.8 million shares issuable under our Employee Stock Purchase Plan and 53,775 shares issuable under our 1997 Directors Stock Option Plan.

(2)	Represents shares issuable under our Deferred Compensation Plan (0.2 million shares) adopted in 1994, our Agent Stock Purchase Plan (0.9 million shares) adopted in 1994, our Agent Stock Option Plan (1.4 million shares) adopted in 1998 and amended in 2004 and our Bonus Plan (0.4 million shares) adopted in 1998.
Under the Deferred Compensation Plan, certain highly compensated employees may defer a portion of their annual salary and/or bonus. Participants may elect to have the value of deferrals (i) earn a fixed rate of interest set annually, or (ii) fluctuate based on the market value of our common stock, as adjusted to reflect stock splits, distributions, dividends, and a 7-1/2% match to participant deferrals.
Under the Agent Stock Purchase Plan, selected agents are able to utilize commissions earned from the sale of insurance products issued by our subsidiaries to purchase our common stock at 92.5% of the fair market value. The Plan provides that up to 1,000,000 of our common stock may be issued.
Under the Agent Stock Option Plan, selected agents are able to earn options to purchase our common stock based on the amount and quality of premium the agents produce from the sale of insurance products issued by our subsidiaries. The options have an exercise price equal to the fair market value of our common stock at the time of grant. The options include vesting provisions based on future premium production and other factors. The Plan provides that up to 1,500,000 of our common stock may be issued upon the exercise of options.
Under GAFRI’s Bonus Plan covering the majority of the Company’s officers, participants may be required to receive 25% of their annual bonus in the form of GAFRI Common Stock. The Bonus Plan provides for the issuance of up to 500,000 shares of GAFRI Common Stock as partial payment of annual bonuses.

MANAGEMENT
Our directors, nominees and executive officers are:

			Director or
			Executive
Name	Age (1)	Position	Since

Carl H. Lindner	86	Chairman of the Board	1987

S. Craig Lindner	51	Chief Executive Officer and President, Director	1993

Robert A. Adams	60	Director	1992

Kenneth C. Ambrecht	60	Director	2004

Ronald G. Joseph	69	Director	1994

John T. Lawrence III	54	Director	1994

William R. Martin	77	Director	1994

Charles R. Scheper	53	Director and Chief Operating Officer	1999

John B. Berding	43	Executive Vice President, Investments	1993

Richard L. Magoteaux	46	Senior Vice President	1996

Christopher P. Miliano	47	Executive Vice President, Chief Financial	1993

James E. Moffett	46	Officer and Treasurer Senior Vice President	2001

Mark F. Muething	46	Executive Vice President, General Counsel and Secretary	1993

Michael J. Prager	46	Executive Vice President and Chief Actuary	2002

As of March 31, 2006

John B. Berding was elected Executive Vice President in May 1999. During that time, he has also been a Senior Vice President, and effective March 2002, an Executive Vice President of AMM.
Richard L. Magoteaux was elected Senior Vice President in May 2001. Prior to that time, he served as Vice President for over five years.
Christopher P. Miliano was elected Treasurer in May 2004, Executive Vice President in May 2002 and Chief Financial Officer in May 2001. Prior to that time, he served as Vice President and Controller for over five years.
James E. Moffett was elected Senior Vice President in May 2001. In June 2000, Mr. Moffett was employed by the Company as a Vice President and Chief Operating Officer of Loyal American Life Insurance Company. Prior to that time, he was employed by Thomas Group, Inc., a Dallas based strategy and operations consulting firm.
Mark F. Muething was elected Executive Vice President, General Counsel and Secretary in May 1999.
Michael J. Prager was elected Executive Vice President in November 2005 and Senior Vice President and Chief Actuary in May 2002. Prior to that time he served in various capacities since joining the Company in June 2000. Prior to that time, Mr. Prager was an independent consultant with respect to actuarial and general insurance matters.
See “ELECTION OF DIRECTORS” for information on our directors.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of our common stock to file reports of ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based solely on a review of the reports of ownership furnished to us, we believe that all filing requirements were met during 2005.
Securities Ownership
The following table sets forth information, as of March 31, 2006 concerning the beneficial ownership of our equity securities by each director, nominee for director, the executive officers named in the Summary Compensation Table (see “Compensation” below) and by all of these individuals and executive officers not named in the Summary Compensation Table as a group. Such information is based on data furnished by the persons named. Except as set forth in the following table, no director or executive officer beneficially owned 1% or more of any class of our equity securities outstanding at March 31, 2006. Unless otherwise indicated, the persons named have sole voting and dispositive power over the shares reported.

	Amount and Nature of Beneficial Ownership (a)
	Shares of Common
Name of Beneficial Owner	Stock Held(a)(g)		Percent of Class

Robert A. Adams	313,792		*

Kenneth C. Ambrecht	4,600		*

Ronald G. Joseph	79,404		*

John T. Lawrence III	47,578		*

Carl H. Lindner	536,808	(b)	1.1%

S. Craig Lindner	139,763	(b)	*

William R. Martin	44,861		*

Charles R. Scheper	416,814	(c)	*

Christopher P. Miliano	102,142	(d)	*

Mark F. Muething	229,378	(e)	*

Michael J. Prager	96,729	(f)	*

All Directors and Executive Officers as a Group (14 persons)	2,384,842		4.9%

*	Less than 1%
(a)	Unless otherwise indicated, the persons named have sole voting and dispositive power over the shares listed opposite their names. The amounts listed include the following number of shares which may be acquired pursuant to options which are exercisable within 60 days: Mr. Adams — 97,588; Mr. Ambrecht — 4,600; Mr. Joseph — 29,114; Mr. Lawrence — 29,114; Mr. Martin - 29,114; Mr. Scheper — 360,000; Mr. Miliano — 83,350; Mr. Muething — 137,500; and Mr. Prager - 84,000.

(b)	Messrs. Carl H. Lindner and S. Craig Lindner disclaim beneficial ownership of the shares owned by AFG, of which Mr. Carl H. Lindner is Chairman of the Board and a principal stockholder and Mr. S. Craig Lindner is a director, officer and principal stockholder. See “Principal Stockholders.”

(c)	Includes 3,965 shares allocated to Mr. Scheper’s account in the ESORP and 32,430 share equivalents allocated to Mr. Scheper’s account in the Great American Financial Resources, Inc. Deferred Compensation Plan (“Deferred Compensation Plan”).

(d)	Includes 7,512 shares allocated to Mr. Miliano’s account in the ESORP.

(e)	Includes 6,664 shares allocated to Mr. Muething’s account in the ESORP and 43,710 share equivalents allocated to Mr. Muething’s account in the Deferred Compensation Plan.

(f)	Includes 2,768 shares allocated to Mr. Prager’s account in the ESORP and 8,329 share equivalents allocated to Mr. Prager’s account in the Deferred Compensation Plan.

(g)	Messrs. Adams, Ambrecht, Joseph, Lawrence, Carl H. Lindner, S. Craig Lindner, Martin, Scheper, Miliano, Muething and Prager also beneficially own; 149; 1,864; 51,000; 4,000; 9,018,672; 6,431,283; 69,938; 149; 149; 219 and 149 shares, respectively, of common stock of AFG.

COMPENSATION
The following table summarizes information concerning the annual and long-term compensation for services in all capacities to us and our subsidiaries for the three years ended December 31, 2005 paid to our Chief Executive Officer and our four other most highly compensated executive officers during 2005 (the “Named Executive Officers”).
SUMMARY COMPENSATION TABLE

					Long-Term
	Annual Compensation				Compensation
					Securities
					Underlying	All
Name and			Annual	Other Annual	Options	Other
Principal			Compensation	Compensation	Granted	Compensation
Position	Year	Salary	Bonus	(a)	(# of Shares)	(b)

S. Craig Lindner	2005	$525,020	$425,865	$810	—	—
Chief Executive Officer and	2004	$524,291	$426,605	$810	—	—
President	2003	$484,673	$201,372	$810	—	—

Charles R. Scheper	2005	$525,020	$425,865	$2,622	50,000	$25,000
Chief Operating Officer	2004	$524,291	$426,605	$7,475	50,000	$25,000
	2003	$484,673	$201,372	$9,997	50,000	$25,000

Mark F. Muething	2005	$300,015	$189,450	$966	20,000	$22,203
Executive Vice President,	2004	$281,844	$144,037	$1,258	20,000	$19,077
General Counsel and	2003	$261,327	$99,698	$563	20,000	$17,738
Secretary

Christopher P. Miliano	2005	$290,004	$152,613	$896	20,000	$20,347
Executive Vice President,	2004	$236,608	$116,930	$8,528	20,000	$15,905
Chief Financial Officer and	2003	$199,808	$81,500	$622	20,000	$13,505
Treasurer

Michael J. Prager	2005	$280,019	$147,350	$881	20,000	$20,273
Executive Vice President	2004	$245,079	$125,434	$501	20,000	$16,790
and Chief Actuary	2003	$227,308	$90,716	$480	20,000	$15,715

(a)	The amount listed under “Other Annual Compensation” for 2005 are for the premiums paid for group life coverage in excess of $50,000 per individual.
(b)	Amounts listed under “All Other Compensation” for each of the named persons reflect amounts contributed to our retirement plan.

Stock Options
The tables below show stock options granted to, or exercised by, the Named Executive Officers during 2005, and the number and value of unexercised options held by them at December 31, 2005.
STOCK OPTION GRANTS IN 2005

		Individual Grants
		% of Total Stock			Potential Realized Value at
		Options			Assumed Rates of
	Stock	Granted to			Stock Price Appreciation
	Options	Employees in	Exercise	Expiration	For Stock Option Term (a)
Name	Granted	Fiscal Year	Price(b)	Date(c)	0%	5%	10%

S. Craig Lindner	—	—	—	—	—	—	—

Charles R. Scheper	50,000	11.6%	$16.46	3/16/2015	—	$517,580	$1,311,650

Mark F. Muething	20,000	4.6%	$16.46	3/16/2015	—	$207,032	$524,660

Christopher P. Miliano	20,000	4.6%	$16.46	3/16/2015	—	$207,032	$524,660

Michael J. Prager	20,000	4.6%	$16.46	3/16/2015	—	$207,032	$524,660

(a)	The Potential Realizable Value is calculated based on a market price for our common stock of $16.46 for the stock options granted on March 16, 2005.

(b)	The closing price for our common stock on March 15, 2005 was $16.46.

(c)	The stock options become exercisable in 20% increments on each of the first five anniversaries of the date of grant.
AGGREGATED OPTION EXERCISES IN 2005
AND 2005 YEAR-END OPTION VALUES

			Number of Securities		Value of
	Shares		Underlying Unexercised		Unexercised
	Acquired on	Value	Options		In-the-Money Options
	Exercise	Realized	At Year End		At Year End (a)
Name	(# of Shares)	(b)	Exercisable	Unexercisable	Exercisable	Unexercisable

S. Craig Lindner	—	—	—	—	—	—

Charles R. Scheper	—	—	304,000	156,000	$838,660	$597,540

Mark F. Muething	70,795	$508,772	118,000	59,500	$284,470	$233,680

Christopher P. Miliano	33,880	233,058	63,850	59,500	$88,834	$233,680

Michael J. Prager	—	—	65,000	65,000	$199,020	$249,680

(a)	The Value of Unexercised In-the-Money Options at Fiscal Year End is calculated based on a market price for our common stock on December 30, 2005 of $19.84 per share. For options on which the exercise price is greater than $19.84 per share, the value is assumed to be $0.

(b)	The value realized on the exercise of stock options is calculated by subtracting the exercise price from the market value of our common stock on the date of exercise.

Organization and Policy Committee Report
The members of the Organization and Policy Committee of the Board of Directors are Ronald G. Joseph and John T. Lawrence III, neither of whom is an employee of Great American Financial Resources or any of its subsidiaries. The Committee’s functions include approving recommendations with respect to the compensation of each executive officer of the company and providing a report to the Board of Directors on those matters. The cash compensation paid to the executive officers for 2005 was comprised principally of annual base salaries and payments under the Corporate Bonus Plan. Stock options are granted to executive officers to provide long-term incentive based compensation. In determining compensation for executive officers, the Committee gives some consideration to the compensation paid to executive officers of companies engaged in similar lines of business.
Annual Base Salaries. The Committee approves annual base salaries and salary increases for executive officers that are appropriate for their positions and levels of responsibilities. The Committee takes into consideration the Company’s long-term performance in establishing annual base salaries for executive officers.
Corporate Bonus Plan. Each of the named executive officers was eligible to participate in the Corporate Bonus Plan. The Bonus Plan compensates participants based on the Company’s financial and operational performance. Under the Bonus Plan, the Organization and Policy Committee approved a target bonus for each participant based on such person’s duties and responsibilities and expected contributions during the year. The Committee also reviewed premium, financial and operational goals for the company as well as individual goals for each participant. Based on the specific responsibilities of the participant, the Committee allocated a total of 100% among the premium, financial, operational, and individual goals. Based on the attainment of these goals, participants in the Bonus Plan could earn up to 125% of the target bonus amounts. The bonuses reported in the Summary Compensation Table are amounts paid to participating executive officers in the first quarter of the subsequent year.
Compensation of the Chief Executive Officer. In evaluating the base salary and bonus for the Chief Executive Officer, the Committee evaluates the duties and responsibilities while giving some consideration to the compensation paid to persons holding similar positions with other companies. Some consideration is also given to the compensation paid to the Company’s Chief Operating Officer.
Stock Options. Stock options represent a performance-based portion of our compensation system. The Committee believes that stockholders’ interests are well served by aligning the interests of our executive officers with those of stockholders by the grant of stock options. Incentive stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant and become exercisable at the rate of 20% per year. The Committee believes that these features provide executive officers with substantial incentives to maximize our long-term success.
Internal Revenue Code Section 162. Provisions of the Internal Revenue Code provide that compensation in excess of $1 million per year paid to the Chief Executive Officer as well as other executive officers listed in the compensation table will not be deductible unless the compensation is “performance based” and the related compensation is approved by stockholders. Because no officer received more than $1 million in compensation, Section 162 was not considered by the Committee in determining 2005 compensation. The Committee intends to consider Section 162 in the future with a goal that all compensation will be deductible.

The Organization and Policy Committee:
Ronald G. Joseph (Chairman)
John T. Lawrence III
PERFORMANCE GRAPH
The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return of the Standard & Poor’s (“S&P”) 500 Stock Index and the S&P Insurance (Life/Health) Index (“S&P Life”). (Assumes $100 invested on December 31, 2000 in our common stock and the two indexes, including reinvestment of dividends.)
PERFORMANCE GRAPH INDEX

December 31,	2000	2001	2002	2003	2004	2005
Great American Financial Resources	100	98.57	90.99	86.51	93.18	106.95

S&P 500 Index	100	88.11	68.64	88.33	97.94	102.75

S&P 500 Life & Health Insurance Index	100	92.27	77.29	98.23	119.99	147.00

CERTAIN TRANSACTIONS
Great American Financial Resources and AMM, a wholly-owned subsidiary of AFG, are parties to an Investment Services Agreement under which AMM provides investment services to our insurance subsidiaries in accordance with guidelines. We and our subsidiaries pay AMM a fee based on AMM’s cost of providing these services. Investment charges paid by us to AMM were $4.6 million in 2005.
We, GALIC and certain of our subsidiaries are members of AFG’s consolidated tax group. We and GALIC have separate tax allocation agreements with AFG which designate how tax payments are shared by members of the tax group. In general, both companies compute taxes on a separate return basis. GALIC is obligated to make payments to (or receive benefits from) AFG based on taxable income without regard to temporary differences. If GALIC’s taxable income (computed on a statutory accounting basis) exceeds a current period net operating loss of ours, the taxes payable or receivable by GALIC associated with the excess are payable to or receivable from AFG. If the AFG tax group utilizes any of our net operating losses or deductions that originated prior to 1993, AFG will pay us an amount equal to the benefit received. During 2005, we and our subsidiaries which are included in the AFG consolidated tax group incurred income tax expense of $23.9 million.
We paid $2.9 million to AFG for various information technology services (primarily outsourcing) in 2005. We paid approximately $215,000 to AFG for services related to purchases from third party vendors. All of these transactions were based on fair market value.
During 2005, we paid the Cincinnatian Hotel approximately $147,000 for lodging and meeting accommodations. The hotel is owned by a subsidiary of AFG.
In July 2000, AFG’s principal insurance subsidiary, GAI, entered into a thirty-two year agreement with the Cincinnati Reds, pursuant to which the Reds’ home stadium was named “Great American Ball Park.” Until January 2006, Carl H. Lindner was the Chief Executive Officer of the Reds. A subsidiary of AFG and certain members of the Lindner family were part owners of the Reds during 2005. We participate in the stadium naming rights agreement, and accordingly, paid GAI approximately $694,000 under the agreement in 2005. Our payments to GAI will average approximately $720,000 annually over the term of the agreement.
An AFG subsidiary owns a 29% interest in an aircraft, the remaining interests in which are owned by Carl H. Lindner and his two brothers. Each owner is committed to use and pay for a minimum number of flight hours. Capital costs and fixed operating costs are allocated generally in proportion to ownership; variable operating costs are allocated generally in proportion to usage. Mr. Lindner has assigned his usage to the AFG subsidiary along with the obligation to pay for allocated operating costs, but Mr. Lindner continues to pay allocated capital costs. Total charges paid by GAFRI for use of this aircraft during 2005 were approximately $164,000.

Directors’ Compensation
Our employees do not receive any additional compensation for serving as members of the Board of Directors or any of its committees. Directors who are not employees receive an annual retainer of $30,000 for Board membership and an additional annual retainer of $5,000 for serving as Chairman of a Board Committee. Under our Directors’ Compensation Plan, non-employee directors receive at least 50% of their retainers in common stock. In addition, directors who are not employees are paid a fee of $2,000 for attendance at each Board meeting, and $1,500 for attendance at each committee meeting. All directors are reimbursed for expenses incurred in attending board and committee meetings. If Proposal No. 2 is approved by stockholders, the compensation paid to non-employee directors will change. See “Proposal No. 2- Approval of Non-Employee Directors Compensation Plan.”
Under the 1997 Directors Stock Option Plan, each March 1, each non-employee director receives a stock option to purchase 3,000 shares of our common stock, with an exercise price based on the average market price of our common stock for the ten trading days preceding the grant date. If Proposal No. 2 is approved by stockholders, non-employee directors will receive restricted stock in lieu of options. See “Proposal No. 2 — Approval of Non-Employee Directors Compensation Plan.”
CORPORATE GOVERNANCE, THE BOARD OF DIRECTORS
AND BOARD COMMITTEES
Corporate Governance Matters
The corporate governance rules of the New York Stock Exchange (the “NYSE”) do not require that a majority of the members of our Board of Directors be “independent,” as provided under NYSE rules, because we are a “controlled company” in that more than 50% of our voting power is held by AFG. As a result, we do not have a majority of independent directors on our Board.
There are three Committees of the Board of Directors — the Audit Committee, the Executive Committee and the Organization and Policy Committee. As detailed below, the Organization and Policy Committee performs the functions generally delegated to Compensation and Nominating Committees of other Boards of Directors. As a “controlled company” under NYSE rules, we are not required to have solely independent directors on our Audit Committee and our Organization and Policy Committee. However, each of Kenneth C. Ambrecht, Ronald G. Joseph, John T. Lawrence III and William R. Martin, the members of the Audit Committee, Ronald G. Joseph and John T. Lawrence III, the members of the Organization and Policy Committee, does meet the requirements of independent directors under the rules of the NYSE. Each of our Audit Committee and Organization and Policy Committee operates under written charters.
We have adopted a Code of Ethics that applies to all of our directors, officers (including our Chief Executive Officer, Chief Financial Officer, Controller and any person performing similar functions) and employees. We have also adopted Corporate Governance Guidelines.
Stockholders may communicate directly with directors by sending written communication to the attention of the Corporate Secretary at our principal offices. It is our practice not to screen such correspondence before it is forwarded to the director to whom it is addressed or to the Chairman, if addressed to the full Board of Directors.

NYSE rules require non-management directors to meet regularly in executive sessions. William R. Martin was selected to preside over the three meetings of non-management directors held in 2005. Stockholders and other interested parties may communicate with any of the non-management directors, individually or as a group, by sending the written communication to the attention of the Corporate Secretary at our principal offices.
Copies of our Audit Committee Charter, Organization and Policy Committee Charter, Code of Ethics and Corporate Governance Guidelines are available, without charge, by written request to Mark F. Muething; Executive Vice President, General Counsel and Secretary; Great American Financial Resources, Inc.; 250 East Fifth Street; Cincinnati, Ohio 45202 and are also available on our website at http://www.GAFRI.com. We will disclose on our website any waivers granted from or amendments to our Code of Ethics within four business days of such waiver or amendment.
Board of Directors
Our Board of Directors held five meetings and took action in writing one time in 2005. Directors are encouraged to attend the Annual Meeting of Stockholders. At the Annual Meeting of Stockholders held in May 2005, all directors were in attendance.
Audit Committee
The Audit Committee consists of four members: William R. Martin (Chairman), Kenneth C. Ambrecht, John T. Lawrence III and Ronald G. Joseph, none of whom is an officer or employee of ours or any of our subsidiaries. As provided in its charter, the Audit Committee’s functions include: recommending to the Board of Directors the firm to be appointed as independent accountants to audit our consolidated financial statements and to provide other audit-related services and recommending the terms of such firm’s engagement; reviewing the scope and results of the audit with the independent accountants; reviewing with management and the independent accountants our interim and year-end operating results; reviewing the adequacy and implementation of our internal accounting and auditing procedures; and reviewing the non-audit services to be performed by the independent accountants and considering the effect of such performance on the accountants’ independence. The Audit Committee held eleven meetings in 2005.
The Board has determined that William R. Martin, Chairman of the Audit Committee, is an “audit committee financial expert,” as that term is defined in the rules of the Securities and Exchange Commission. All members of the Audit Committee are deemed to be independent, as that term is defined in the rules of the New York Stock Exchange.
The Audit Committee has adopted a policy that our independent accountants may not render any services to us outside the scope of the audit engagement letter without pre-approval of the Audit Committee. The Audit Committee has delegated to William R. Martin, Chairman of the Committee, authority to pre-approve audit and non-audit services outside of meetings of the Audit Committee. Management and the independent accountants are required to provide a written request, including a description of the services to be provided and an estimate of the fee to be charged, in connection with any request for pre-approval. The full Audit Committee may also pre-approve such services. In 2005, all services rendered outside the scope of the audit engagement letter were pre-approved without reliance on the de minimus safe harbor exception from the pre-approval requirements.

Executive Committee
The Executive Committee consists of three members: S. Craig Lindner (Chairman), Carl H. Lindner and Charles R. Scheper. The Committee is generally authorized to exercise the powers of the Board of Directors between meetings of the Board of Directors, except that the Committee’s authority does not extend to certain fundamental matters, such as: amending our By-laws; filling vacancies on the Board of Directors; declaring a dividend; electing or removing our principal officers; adopting or approving a plan of merger, consolidation or sale of a substantial portion of our assets; our dissolution or reorganization or establishing or designating any class or series of our stock (or fixing or determining the relative rights and preferences thereof). The Executive Committee did not meet in 2005.
Organization and Policy Committee
The Organization and Policy Committee consists of two members: Ronald G. Joseph and John T. Lawrence III, neither of whom is an officer of ours or any of our subsidiaries.
As provided in its charter, the Organization and Policy Committee’s functions include: reviewing the duties and responsibilities of our principal officers; approving the compensation of our principal officers and providing a report to the Board of Directors on those matters; reviewing our compensation and personnel policies; administering bonus and stock option plans; reviewing and making recommendations to the Board of Directors with respect to employee retirement policies; and supervising, reviewing and reporting to the Board of Directors on the performance of the management committee responsible for the administration and investment management of our pension and savings plans. The Organization and Policy Committee held three meetings and took action in writing on two occasions in 2005.
The responsibilities of the Organization and Policy Committee include reviewing and providing advice with respect to the nomination of candidates for the Board of Directors. Except as provided below, the Board of Directors is responsible for the actual nomination of directors. The Committee does not impose any minimum requirements in considering candidates but rather reviews the overall business, industry and financial experience of candidates. The Committee has not retained any third party to identify or evaluate nominees. In addition, no person has recommended a candidate to the Committee in the last year. Our Certificate of Incorporation includes procedures whereby any stockholder of record may nominate one or more persons as candidates for the office of director. In order to utilize this procedure, a stockholder is required to give written notice of the intent to nominate a candidate at least five but not more than 30 days prior to the meeting of stockholders at which the election of directors will take place. Such procedures do not require any consideration or review by the Organization and Policy Committee.

Audit Committee Report
As provided in its charter, the Audit Committee is responsible for providing independent oversight of our accounting functions and internal controls.
Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes. Additionally, the Audit Committee engages an accounting firm to be engaged as our independent accountants.
In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).
The independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence. As part of its discussions, the Committee determined that Ernst & Young LLP was independent of the Company.
Based on the Committee’s discussions with management and the independent accountants and the Committee’s review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.
The Audit Committee
William R. Martin (Chairman)
Kenneth C. Ambrecht
Ronald G. Joseph
John T. Lawrence III

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The accounting firm of Ernst & Young LLP served as our independent registered public accountants for the fiscal year ended December 31, 2005. Representatives of that firm will attend the meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions that may be asked by stockholders.
Fees Paid to the Independent Accountants
The following table sets forth the fees billed by Ernst & Young for Audit and other services. The Audit Committee considers the non-audit services provided in satisfying itself as to Ernst & Young’s independence.

	2005	2004
Audit Fees	$1,607,925	$1,403,922

Audit-Related Fees	$88,871	$231,102

Tax Fees	$0	$0

All Other Fees	$0	$0
The Audit Committee approved all of the engagements pursuant to which these services were provided. Audit fees included fees related to services rendered in connection with the annual audit of our consolidated financial statements, the quarterly review of the consolidated financial statements included in our quarterly reports on Form 10-Q, reviews of and other services related to registration statements, audits of the statutory financial statements of our insurance subsidiaries and the review of our system of internal controls required by the Sarbanes-Oxley Act of 2002.
Audit-related fees for 2004 and 2005 related to a review of the controls in our fixed and variable lines of business. Audit related fees for 2005 also included amounts related to assistance provided in connection with a regulatory examination of one of the Company’s insurance subsidiaries.

NOMINATIONS AND STOCKHOLDER PROPOSALS
The Organization and Policy Committee will consider stockholder suggestions for nominees for director. Suggestions for director consideration may be submitted to our Secretary at our principal executive offices. Suggestions received by the Secretary’s office by December 31 will be considered by the Committee for nomination at the next Annual Meeting of Stockholders. Stockholders may also make nominations for director by complying with the procedures described above under the caption “COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS — Organization and Policy Committee.”
Other than the items listed in this Proxy Statement to be submitted to stockholders, management knows of no other matters to be presented at the Annual Meeting upon which a vote may be taken. The Proxy Form used by us for the Annual Meeting typically grants authority to management’s proxies to vote in their discretion on any matters that come before the Meeting as to which adequate notice has not been received. In order for a notice to be deemed adequate for next year’s Annual Meeting, it must be received by February 26, 2007. In order for a proposal to be considered for inclusion in our proxy statement for that meeting, it must have been received by December 1, 2006.
REQUESTS FOR FORM 10-K
We will send, upon written request, without charge, a copy of our current Annual Report on Form 10-K to any stockholder who writes to Mark F. Muething, Executive Vice President, General Counsel and Secretary, Great American Financial Resources, Inc., 250 East Fifth Street, Cincinnati, Ohio 45202.

ANNEX
1

GREAT AMERICAN FINANCIAL RESOURCES, INC.
NON-EMPLOYEE DIRECTORS COMPENSATION PLAN
     The purpose of the Non-Employee Directors Compensation Plan (“Plan”) of Great American Financial Resources, Inc. (the “Company”) is to provide compensation to the Company’s non-employee directors to be paid in cash and through the issuance of shares of the Company’s common stock (“Common Stock”).
     Directors who are not employees of the Company or of a Company subsidiary are paid an annual retainer (“Board Retainer”), an additional annual retainer paid for service as Chairman of a Board committee (“Chair Retainer”) and an attendance fee for each Board or Committee meeting attended (“Meeting Fees”), in amounts which shall be established, from time to time, by the Board of Directors. The amounts established by the Board of Directors for the retainers and fees shall be set forth on the attached Schedule 1.
     1. Payment Of Compensation To Non-Employee Directors.
          (a) Retainers and Meeting Fees in Cash. The Board Retainer and Chair Retainer (if applicable) shall be paid by the Company in cash, quarterly in arrears, as soon as practicable following the end of each calendar quarter. The Meeting Fees accrued during each calendar quarter, if any, shall be paid by the Company at the end of such quarter in cash, together with the applicable quarterly retainers. The amount of the Board Retainer and Chair Retainer may be changed by the Board of Directors from time to time without stockholder approval.
          (b) Restricted Stock Grant. On or about June 1 of each year during which a non-employee director is a member of the Company’s Board of Directors, such non-employee director shall receive a restricted stock grant payable in shares of Common Stock. The number of shares of Common Stock to be issued to each non-employee director pursuant to this Section shall be determined by dividing $40,000 (the “Stock Grant Value”) by the average of the per share Fair Market Value of the Common Stock (as defined in Section 2 below) for the ten trading days ending on the last business day prior to June 1 of the applicable year; the resulting number shall then be rounded up to the nearest share. The Board of Directors may change the Stock Grant Value to be granted to non-employee directors pursuant to this Section from time to time, or may determine that a fixed number of shares be granted in lieu of using the “Stock Grant Value” method described above, in each case without stockholder approval.
     2. Fair Market Value Of Company Common Stock.
     The “Fair Market Value” of a share of Common Stock shall be the average of the high and low sales prices of the shares on such date on the New York Stock Exchange (NYSE) Composite Tape (or the principal market in which the Common Stock is traded, if the shares are not listed on the NYSE on such date) or, if the shares were not traded on such date, then the average of the high and low sales prices of the shares on the next preceding trading day during which the shares were traded.

     3. Restrictive Legend; Holding Period For Shares Of Common Stock.
          (a) In order to address certain provisions of the Federal securities laws, including Section 16(b) of the Securities Exchange Act of 1934, all certificates representing shares of Common Stock issued pursuant to the Plan shall bear the following restrictive legend which will prevent the recipient from disposing of such shares for six months from the date of issuance:
THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED UNTIL THE EXPIRATION OF THE SIX MONTH PERIOD BEGINNING ON THE DATE OF THE ORIGINAL ISSUANCE BY GREAT AMERICAN FINANCIAL RESOURCES, INC. (THE “COMPANY”) AS PROVIDED BY SECTION 3 OF THE COMPANY’S NON-EMPLOYEE DIRECTORS COMPENSATION PLAN, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST.
     When the legend requirement imposed by this Section terminates, the Company (at its expense) shall, upon request of the holder of the certificate, issue a replacement certificate representing such shares without the legend.
     4. No Right To Continuance As A Director.
     Neither the action of the Company in establishing the Plan nor the issuance of Common Stock hereunder shall be deemed to create any obligation on the part of the Board of Directors to nominate any non-employee director for reelection by the Company’s stockholders or to be evidence of any agreement or understanding, express or implied, that the non-employee director has a right to continue as a director for any period of time or at any particular rate of compensation.
     5. Shares Subject To The Plan.
     One hundred fifty thousand (150,000) shares of Common Stock are authorized for issuance under the Plan in accordance with the provisions hereof. The Company shall at all times during the term of the Plan retain as authorized and unissued Common Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.
     6. Effective Date And Expiration Of Plan.
     Pursuant to NYSE rules, the Plan is subject to approval by a majority of the votes cast at the next annual meeting of stockholders of the Company by the holders of shares of Common Stock entitled to vote thereon, and, if so approved, shall be effective on the date of such approval (the “Effective Date”). Unless earlier terminated by the Board of Directors pursuant to Section 8, the Plan shall terminate on the tenth anniversary of the Effective Date. No shares of Common Stock shall be issued pursuant to the Plan after its termination date.

     7. Payment In Event Of Death.
     If a non-employee director dies, any portion of his or her compensation pursuant to the Plan then unpaid shall be paid to the beneficiaries of the director named in the most recent beneficiary designation filed with the Secretary of the Company. In the absence of such a designation, such compensation shall be paid to, or as directed by, the director’s personal representative, in one or more installments as the non-employee director may have elected in writing.
     8. Amendment, Suspension And Termination Of Plan.
     The amount, pricing, and timing of Company Common Stock issuances pursuant to the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
     The Board of Directors may suspend or terminate the Plan or any portion of it at any time, and may amend it, subject only to the preceding paragraph, from time to time in such respects as the Board may deem advisable in order that any awards hereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without the further approval with the affirmative vote of shareholders entitled to cast at least a majority of the total number of votes represented at a meeting of shareholders of the Company, increase the number of shares of Common Stock which may be issued under the Plan, materially modify the requirements as to eligibility for participating in the Plan, or extend the termination date of the Plan.

SCHEDULE 1
(AS IN EFFECT ON THE EFFECTIVE DATE OF THE PLAN)

Cash
Annual Board Retainer	$30,000

Annual Committee Chair Retainer	$10,000

Fee per Board Meeting	$2,000

Fee per Committee Meeting	$1,750

Restricted Stock Award
Annual Award (in shares of Common Stock)	$40,000

ANNUAL MEETING OF SHAREHOLDERS OF
GREAT AMERICAN FINANCIAL RESOURCES, INC.
May 18, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided.¯

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	Proposal to approve the Great American Financial Resources, Inc. Non-Employee Directors Compensation Plan.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	¡ CARL H. LINDNER ¡ S. CRAIG LINDNER ¡ ROBERT A. ADAMS ¡ KENNETH C. AMBRECHT ¡ RONALD G. JOSEPH ¡ JOHN T. LAWRENCE III ¡ WILLIAM R. MARTIN ¡ CHARLES R. SCHEPER		3.	Proposal to ratify Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2006.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above, Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in the partnership name by authorized person.	■

☐
GREAT AMERICAN FINANCIAL RESOURCES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Christopher P. Miliano and Mark F. Muething, and each of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 18, 2006, at 11:00 a.m., Eastern Time, and on such other matters as may properly come before the meeting, and any adjournment of such meeting thereof.
(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF
GREAT AMERICAN FINANCIAL RESOURCES, INC.
May 18, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES up until 11: 59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perfor`ated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Proposal to approve the Great American Financial Resources, Inc. Non-Employee Directors Compensation Plan.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	CARL H. LINDNER
		¡ ¡ ¡	S. CRAIG LINDNER ROBERT A. ADAMS KENNETH C. AMBRECHT		3.	Proposal to ratify Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2006.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	RONALD G. JOSEPH
		¡	JOHN T. LAWRENCE III
		¡	WILLIAM R. MARTIN
☐	FOR ALL EXCEPT (See instruction below)	¡	CHARLES R. SCHEPER

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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